EXHIBIT 99.1

BRT REALTY TRUST
60 CUTTER MILL ROAD, SUITE 303
GREAT NECK, NY 11021
Telephone No.: 516-466-3100
Facsimile No.: 516-466-3132
www.brtrealty.com

BRT REALTY TRUST ANNOUNCES ELECTION OF
ELIE WEISS TO ITS BOARD OF TRUSTEES

Great Neck, New York - December 11, 2007 - BRT Realty Trust (NYSE: BRT) today announced that Elie Weiss was elected to its Board of Trustees. Mr. Weiss will serve as a Class III trustee until the 2008 annual meeting of shareholders and he will be proposed for election to a three-year term at the 2008 annual meeting of shareholders.

Mr. Weiss served from September 1997 to September 2007 as Vice President of Development of Robert Stark Enterprises, Inc., a Cleveland, Ohio based company engaged in the development and management of retail, office and multi-family residential properties. Recently, Mr. Weiss began activities in the real estate development area heading up his own company.

“We are delighted to have Elie join our Board of Trustees,” said Fredric H. Gould, BRT’s Chairman of the Board. “His experience and activities in real estate development enhance the range of skills and expertise within our Board of Trustees,” noted Mr. Gould.

BRT Realty Trust is a mortgage-oriented real estate investment trust.

Certain information contained herein is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. BRT intends such forward looking statements to be covered by the safe harbor provisions for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. The forward looking statements should not be relied upon since they involve known and unknown risks, uncertainties and other factors, which, in some cases, are beyond BRT's control and could materially affect actual results, performance or achievements.

Contact: Simeon Brinberg - (516) 466-3100